Exhibit 10.8

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED HAVE BEEN MARKED WITH THREE ASTERISKS [***] AND A FOOTNOTE INDICATING "CONFIDENTIAL TREATMENT REQUESTED". MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

OEM PURCHASE AND DEVELOPMENT AGREEMENT

BETWEEN

TECOM Industries, Inc.

And

Row 44, Inc.

THIS OEM PURCHASE AND DEVELOPMENT AGREEMENT (this "Agreement") is entered into and effective as of October 12, 2009 ("Effective Date") between TECOM Industries, Inc. ("TECOM" or “Seller”), a California corporation located at 375 Conejo Ridge Avenue, Thousand Oaks, California 91361, and Row 44, Inc. (“Row 44” or “Buyer”), a Delaware corporation located at 31280 Oak Crest Drive, Westlake Village, California 91361, (hereinafter, each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Buyer operates a broadband data service for the aviation industry (the “Row 44 Service”);

WHEREAS, Seller designs and builds custom antennas and antenna systems for the defense, commercial wireless and satellite communications markets;

WHEREAS, Seller has developed certain proprietary airborne satellite antenna assembly subsystems technologies and products as more fully described herein;

WHEREAS, Seller desires to develop and sell Buyer an airborne satellite antenna subsystem that has obtained Black Label approval for use with the Row 44 Service (the “Product Antenna System” or “Product”); and

WHEREAS, following development of the Product Antenna System, Buyer desires to purchase a number of the Product Antenna Systems, all on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein the Parties agree as follows:

1. DEFINITIONS

“Agreement” has the meaning set forth in the preamble.

“Black Label Approval” means all the regulatory approvals set forth on Exhibit C hereto and any other similar approvals required by the FAA to supply and distribute the Product Antenna System.

“Buyer” has the meaning set forth in the preamble.

“Claim” has the meaning set forth in Section 11.1.

“Effective Date” has the meaning set forth in the preamble.

“FAA” means the Federal Aviation Administration.

"Improvements" means any improvements, discoveries, developments, modifications or derivative works, whether or not patentable.

“Indemnified Party” has the meaning set forth in Section 11.2.

“Indemnifying Party” has the meaning set forth in Section 11.2.

“Intellectual Property Rights" means all current and future trade secrets, copyrights, patents and other patent rights, trademark rights, service mark rights, mask work rights and any and all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction.

“Initial Term” has the meaning set forth in Section 13.1.

“Marks” has the meaning set forth in Section 9.4.

“Minimum Order Quantity” shall mean *** Product Antenna Units.

“Party” or “Parties” has the meaning set forth in the preamble.

“Product Antenna System” or “Product” has the meaning set forth in the recitals.

“Product Software” means all software developed for auto tracking algorithms, antenna control unit firmware and systems integration.

“Related Products” has the meaning set forth in Section 5.5.

“Renewal Term” has the meaning set forth in Section 13.1.

“Row 44” has the meaning set forth in the preamble.

“Row 44 Service” has the meaning set forth in the recitals.

“Seller” has the meaning set forth in the preamble.

“Seller Know-how" means the proprietary techniques, inventions, practices, methods, knowledge, designs, skill and experience relating to the development of the Product or Seller's proprietary subsystems Seller discloses to Buyer under this Agreement.

*** Confidential treatment requested.

"Seller Patents" means patents issued as of the Effective Date related to the subject matter of this Agreement and the patents to issue after the Effective Date on patent applications entitled to a filing date on or before the Effective Date related to the subject matter of this Agreement, including without limitation all foreign counterparts, all substitutions, extensions, reissues, renewals, divisions, continuations and continuations in part relating to such patents and their foreign counterparts, and which are owned or controlled by Seller (where "controlled" means licensed by Seller with a royalty-free right to grant sublicenses).

"Seller Technology" means (i) the inventions, designs, discoveries and processes claimed in the Seller Patents and (ii) the Seller Know-How.

"Specifications" means, with respect to the minimum performance of the Product, the ***, attached hereto as Exhibit A-1, and, with respect to the final Product, the specifications for such Product to be agreed upon by the Parties and to be attached hereto as Exhibit A-2.

“Statement of Work” or “SOW” means the Airborne Satellite RF Subsystem Statement of Work, Document Number ***, attached hereto as Exhibit B and setting forth the development scope of work.

“TECOM” has the meaning set forth in the preamble.

“Term” has the meaning set forth in Section 13.1.

“Threshold Number” has the meaning set forth in Section 10.6.

2. COMPLETION OF DEVELOPMENT

2.1. Generally. Seller either has or shortly will complete development of the Product Antenna System for general commercial release pending regulatory approvals. In the event Seller has not obtained Black Label Approval for the Product Antenna System by January 31, 2010, then Buyer shall have the right to terminate this Agreement without any liability upon written notice to Seller within thirty (30) days of such date. Subject to the foregoing right of Buyer, upon completion of development, Seller will undertake and diligently pursue obtaining regulatory approval for the Product Antenna System at all times until such approval has been obtained, Buyer exercises its right of termination set forth in this Section 2.1, or approval is denied with prejudice.

2.2. Further Assurances. Each Party agrees to provide the other Party such reasonably requested assistance and data to complete the development, qualification and licensing of the Product Antenna System and the other requirements of the Parties set forth in the Statement of Work. With respect to items in the Statement of Work which by their nature require further clarification, the Parties agree to negotiate the work scope and responsibilities with respect to such items in good faith and with the understanding that expenses related to non-recurring engineering costs are the sole responsibility of Seller.

*** Confidential treatment requested.

2.3. Development Prototypes. In order to assist Buyer’s integration of the Product Antenna System into the Row 44 Service, to test compliance of the Product Antenna System and to assist in development of the Product Antenna System, ***, Seller shall fabricate *** prototype “red label” Product Antenna Systems, including, ***. In addition, Seller will provide Buyer a *** for purposes of Buyer’s ***. Upon Black Label Approval, Seller agrees to upgrade and/or retrofit *** provided to Buyer for use on its flight test aircraft , unless such upgrade and/or retrofit is not reasonably practical given the changes made to the antenna design since the date of delivery.

3. PURCHASE OF PRODUCTS

Acceptance of Orders. Seller agrees to sell the Product to Buyer and to accept purchase orders for the Product from Buyer issued pursuant the terms and conditions of this Agreement. Purchases shall be initiated by Buyer's written or electronically dispatched purchase orders referencing the quantity, the Product, applicable price, shipping instructions and expected delivery schedule. All purchase orders for Products placed by Buyer hereunder shall be governed by the terms and conditions of this Agreement which shall be incorporated by reference into each purchase order. In the event of a conflict between the provisions of this Agreement and the terms and conditions of Buyer's purchase order or Seller's acknowledgment or other written communications, the provisions of this Agreement shall prevail and any such conflicting terms or conditions are hereby rejected. Buyer represents and warrants that its standard form of contracts with Buyer’s end user customer requires that payment will be made to the Buyer within *** days after Buyer’s delivery of Products to the end use customer. Buyer will use its best efforts to enforce compliance with this provision by the end use customers. Upon reasonable request, and with the knowledge and permission of the end use customer, Buyer will provide Seller a copy of the purchase order, relevant portions of the underlying master sales or other contract, as well as other reasonable confirmation of the termination or cancellation provisions of the applicable order from Buyer’s end user customer.

Seller agrees to deliver Product directly to a carrier selected by Buyer for shipment directly to Buyer, Buyer’s end use customer or to a third party installation party(s) at a location(s) as instructed by Buyer. The Buyer represents and warrants that its standard form of contract with Buyer’s end use customer(s) provides that the final acceptance of the Product will be completed upon delivery to the designated location and no testing of the Product will be a condition to acceptance which will commence the *** day time period for payment to Buyer by the end use customer(s).

3.1. Lead time. Product Antenna Systems ordered by Buyer from Seller shall be subject to a *** calendar day lead time; provided, that, Seller agrees, subject to Section 5.1, (i) to accept any order issued within the lead time if Seller has the ability to meet such order, (ii) the lead time shall decrease to *** calendar days for orders placed after the initial delivery of Product Antenna Systems hereunder and (iii) Seller agrees to make a good faith, commercially reasonable effort to reduce the lead time during the term of this Agreement. Seller will notify Buyer immediately upon any change in circumstance affecting the ability of Seller to deliver orders. Notwithstanding the foregoing, Seller acknowledges that after the initial *** days of production Buyer has agreed to have available, during any period in which the Product Antenna System is in continuous production, up to *** units of the Product Antenna System in any *** month period upon *** days prior notice (a “Snap Order”). If Buyer receives a Snap Order, Seller will use best efforts to deliver the units requested within the *** day lead time.

*** Confidential treatment requested.

3.2. Acknowledgment of Orders. Seller shall notify Buyer of any purchase order Seller reasonably believes is not in conformance with the terms of this Agreement by telephone or facsimile (and promptly confirm in writing) within *** business days after receipt of Buyer's purchase order. Failure of Seller to confirm or respond to Buyer's purchase order within *** business days shall constitute acceptance.

3.3. Minimum Orders. Except as set forth herein and with respect to the failure to meet the Development Deadline, Buyer hereby agrees that it will order the Minimum Order Quantity of Product Antenna Systems within *** months of the date by which Seller obtains Black Label Approval; provided, that, the Minimum Order Quantity shall be reduced on a *** basis for any month in which Seller in unable to deliver the ordered quantity of Product Antenna Systems in such month. For example, if in month one (1) Seller is able to deliver only *** of the *** ordered systems, the Minimum Order Quantity shall decrease by ***. For purposes of the Minimum Order Quantity orders, delivery of such units shall be made within *** months of the date of the applicable order except as the Parties otherwise mutually agree.

3.4. Cancellation. Buyer may cancel without any liability for such purchase order notwithstanding any obligations that otherwise remain in effect pursuant to this Agreement, any purchase order upon written notice to Seller within *** days from the date such purchase order was accepted by Seller. Subject to the terms hereof, Buyer may cancel any other purchase order issued hereunder at any time; provided, however, if Seller incurs liability (as determined by Seller in its reasonable, good faith judgment) as a result of such cancellation because of the materials and work in process costs incurred by Seller (which work in process costs shall include any purchased materials that are dedicated to the cancelled Products to the extent they cannot be returned/restocked at full cost, labor efforts expended to date at Seller’s standard hourly commercial rates, and reasonable termination costs and charges contractually imposed by Seller’s subcontractors) to meet such purchase order(s), and Seller and Buyer cannot reasonably use such materials and work in process within a reasonable time frame, the Parties agree to discuss in good faith a mutually acceptable plan to limit such liability in the future and to compensate Seller for the materials and work in process costs it has incurred as a result of such cancellation or cancellations; provided, that, orders cancelled with respect to the Minimum Order Quantity shall be subject to the payment terms set forth in Section 13.3 hereof.

3.5. Forecasts. Buyer shall provide Seller with a *** month non-binding, forward-looking rolling forecast and update such forecast on a monthly basis. Seller shall use such forecast for internal material planning requirements only. Such forecast does not represent any commitment by Buyer to purchase Products. Further, Seller shall view all forecasts as Confidential Information in accordance with the terms hereof.

3.6. Capacity Constraints. If orders for the Product exceed Seller's capacity, Seller shall allocate available capacity on a basis Seller, in its reasonable discretion, deems equitable; provided, that, Buyer shall be treated on the same basis as Seller’s most favored, similarly situated customer (whether commercial or governmental), based on pending dollar volume of orders. In addition, the Parties shall discuss in good faith a mutually acceptable course of action to rectify such capacity constraint as soon as possible.

*** Confidential treatment requested.

4. DELIVERY TERMS

4.1. Delivery Point. All shipments shall be F.O.B. origin (Seller's U.S. shipping dock), and Buyer shall be responsible for all shipping costs (Buyer shall select the applicable carrier). Title and risk of loss shall pass to Buyer upon Seller's tender of delivery to the common carrier or Buyer's designee. In order to secure payment of all amounts owing to Seller under this Agreement, Seller will have, and Buyer hereby grants to Seller, a purchase money security interest in the Products, any other materials that Seller furnishes, and all proceeds of the foregoing. ***

4.2. Shipping. Seller shall not deliver any Products prior to the scheduled delivery date without Buyer's written consent, and Buyer may return early or excess shipments to Seller at Seller's sole risk and expense. Seller may ship partial orders provided Seller notifies Buyer and Buyer agrees prior to shipment. Buyer's purchase order shall specify the carrier or means of transportation or routing, and Seller will comply with Buyer's instructions. Except as otherwise set forth herein, expedited shipping shall be billed to and paid by Buyer. If Buyer fails to provide shipping instructions, Seller shall select the best available carrier, on a commercially reasonable basis. Seller shall accommodate a request to expedite the ship date, if reasonably able to do so.

4.3. Packing Instructions. All Products shall be packaged and prepared for shipment in a manner which (i) follows Buyer's packaging and routing guidelines, a copy of which will be provided to Seller, and includes a certificate of conformity and acceptance test results for each unit, (ii) follows good commercial practice, and (iii) is acceptable to common carriers for shipment. Seller shall mark the outside of each shrink wrapped pallet with the applicable Buyer part numbers and any necessary lifting and handling information. Each shipment shall be accompanied by a packing slip which will include Buyer's part numbers, purchase order number, Seller's part number and the quantity shipped.

4.4. Delivery Schedule. Delivery shall be pursuant to the schedule set forth in Buyer's purchase order or as otherwise agreed upon by the Parties, including the terms of Section 4.5 below, but not to exceed *** months from the order date unless Seller is unable to deliver the quantity of antennas ordered during such period. Seller shall immediately notify Buyer in writing of any anticipated delay in meeting the delivery schedule, stating the reasons for the delay. If Seller's delivery fails to meet the committed delivery schedule, then Seller shall expedite the routing at Seller's expense; however, if Seller's delivery fails to meet the schedule in excess of *** days, then Buyer, at its sole option and without penalty or any additional expense, may (i) require Seller to expedite the routing by the fastest available commercial carrier; (ii) reschedule the delivery; or (iii) cancel the delivery in whole or in part.

4.5. Rescheduling. Buyer and Seller acknowledge and agree that certain orders issued pursuant to this Agreement will be large up-front orders for installation according to a schedule to be determined by Buyer and its customers, which schedule will be subject to change between the date of the order and the date of installation. Except with respect to the ***-month limit in Section 4.4, Buyer shall be entitled to reschedule delivery of Products or quantities of Product scheduled for a particular delivery at any time for a particular purchase order; provided, however, that Buyer may not reschedule delivery of Products beyond *** days from the original delivery date in the applicable purchase order. Buyer and Seller agree to work in good faith to establish order and delivery schedules that maximize the ability to obtain bulk component discounts, match production schedules with delivery schedules, and minimize storage of completed Products due to delay. Following initial production ramp up, Buyer and Seller agree to discuss in good faith modification of this Section 4.5 to establish a “Firm Zone”, “Trade-off Zone” and “Remaining Horizon” forecast, order and delivery model based on the ongoing production needs of Buyer and Seller’s improvements to the lead time for orders.

*** Confidential treatment requested.

5. PRICING; PAYMENTS; TAXES

Prices. Subject to the terms hereof, the prices for the Product Antenna System and related components during the Term shall be as set forth in Exhibit D on a per purchase order basis. *** Finally, Buyer agrees to place its first order of Product Antenna Systems by October 14, 2009; provided that Buyer and Seller agree, however, that such initial purchase order shall be expressly conditioned upon Seller obtaining Black Label Approval on or before January 31, 2010. Only if Seller (i) meets the deadline or (ii) misses such deadline and Buyer subsequently chooses not to terminate the Agreement in accordance with its rights set forth in Section 2.1 would the purchase order become effective and be binding on the parties. Notwithstanding anything contrary to this elsewhere in the Agreement, once the first order becomes binding and effective as described in this Section it shall not be subject to cancellation for any reason and delivery may not be extended more than *** days in good faith based upon mutual delivery and installation adjustment between Buyer and its customer(s).

5.1. Invoices. Subject to acceptance of Products as provided in this Agreement, invoices shall be due and payable *** days after the date of actual receipt of the Products by Buyer or Seller's invoice, whichever is later.

5.2. Late Payment. Any payment not made within *** days after it is due shall bear interest at a rate equal to *** percent (***%) per month or the highest rate permitted by applicable law, whichever is less, on the unpaid amounts from time to time outstanding from the date on which portions of such amounts became due and owing until payment thereof in full. This clause shall be a non-exclusive remedy for Seller.

5.3 Taxes and Duties. The prices for the Products are exclusive of all applicable sales or use taxes based on laws of the United States and/or the applicable states. Such taxes, when applicable, will appear as separate items on Seller's invoice. All import duties, customs fees or other taxes based on import of materials, components, or other goods into the United States that are used in the manufacture of the Products shall be payable by Seller and shall not impact the pricing set forth in this Agreement unless expressly set forth in this Agreement or on a purchase order.

5.4 ***

5.5 Price Adjustments. Except with respect to the Minimum Order Quantity and contemporaneously ordered Spare Parts for which prices shall be fixed according to this Agreement, ***

6. ACCEPTANCE; QUALITY ASSURANCE

6.1. Buyer Testing. Seller acknowledges that Buyer will conduct periodic testing of Product deliveries, likely by testing sample units within a lot delivery. Should such sample testing reveal a likelihood of more than a minimal number of failures of the Products delivered to comply with the limited warranty set forth in Section 10, Buyer may return the entire Product lot delivered to Buyer pursuant to the warranty return procedures set forth in this Agreement for further testing by Seller. For purposes hereof, a minimum number of failures shall mean one failure in any lot of under *** units and two failures in any lot equal to or greater than *** units, and the units in a lot shall be all units delivered in any *** day period (except where a unit lot is reasonably identifiable and extends beyond a *** day period).

*** Confidential treatment requested.

6.2. Inspection Rights. Buyer and its end customers shall have the right to perform vendor qualifications and/or on-site source inspections at Seller's manufacturing facilities and Seller shall reasonably cooperate with Buyer in that regard. If an inspection or test is made on Seller's premises, Seller shall provide Buyer's inspectors with reasonable facilities and assistance at no additional charge. Buyer may conduct such inspections as required. Buyer must provide advance written notice of a desire to conduct an inspection of at least *** days prior to the beginning of such inspection. Such inspection shall be conducted only during normal business hours and in compliance with Seller's reasonable safety and security requirements.

6.3. ISO 9001 Compliant Supplier. Seller represents that it is currently ISO 9001 compliant. Should Seller lose the ISO 9001 registration thereafter, Seller will notify Buyer immediately. Seller will then use commercially reasonable measures to obtain re-registration within *** days. The Parties acknowledge that Seller may subcontract manufacture of Products to a subcontractor.

7. REGULATORY COMPLIANCE

7.1. Requirements. All Products delivered hereunder, shall comply with the regulatory agency requirements to be set forth in the Specifications. The responsibilities for obtaining applicable licensing and qualification shall be as set forth in the Statement of Work, and, notwithstanding the foregoing, the Parties agree to provide any assistance reasonably requested by the other Party in completing the licensing and qualification of the Product Antenna System (separately and in coordination with the other components of the Row 44 Service) with applicable governmental authorities. Notwithstanding the foregoing, Seller shall be responsible for maintaining the appropriate FAA repair certification (i.e. CFR 145 Repair Station Certification) such that Seller can repair the Product pursuant to the warranty terms set forth in this Agreement.

7.2. Responsibility for Export and Import Documentation. Seller shall furnish Buyer or Buyer's designee with the information necessary for Buyer to timely obtain all required export and import documentation, and shall provide reasonably requested assistance to Buyer in completing the same.

7.3. Country of Manufacture. Seller represents and warrants that final assembly of the Product shall be in the United States. Seller shall promptly advise Buyer at least *** days prior to a change in or addition to any manufacturing locations for the key components of the Product.

7.4. Commodity Classification. Seller shall provide Buyer with a copy of the Commodity Classification for the Products or, if this is not available, Seller shall provide Buyer with the ECCN that was used by Seller. In addition, Seller shall advise Buyer as to the License Exception, if applicable, pursuant to which the Product may be exported.

*** Confidential treatment requested.

7.5. Export Controls Neither Party will export or re-export, directly or indirectly, the Products or technical data acquired under this Agreement or the software programs or such technical data to any country for which the United States Government or any agency thereof, at the time of export, requires an export license or other governmental approval, without first obtaining such license or approval. Both Parties will cooperate, to effect compliance with all applicable import and/or export regulations. In addition, the Parties agree to comply with all applicable local country import and/or export laws or regulations in the country(ies) of procurement, production and/or end destination of the Product. Both Parties understand that the foregoing obligations are legal requirements and agree that they shall survive any term or termination of this Agreement.

8. PRODUCT CHANGES

8.1. Updates and Product Enhancements. The Parties acknowledge that they intend that the Product will require no updates or product enhancements. Nonetheless, should such bug fixes or similar product updates become available (i.e. Seller creates an update on its own or in connection with a warranty repair), Seller shall offer them to Buyer pursuant to the procedures set forth herein. All software updates made to the Product Software, and applicable to previously purchased Products (i.e. bug fixes and reliability enhancements) shall be provided to Buyer for distribution to its customers. All software/firmware updates generally applicable to all Products shall be provided in a machine-readable format capable of being remotely applied to the Product Antenna Systems of Buyer and its customers.

8.2. Requested Engineering Change. In the event that Buyer finds or becomes aware of a situation which in its opinion necessitates or would benefit from an engineering change in the Product, Buyer shall suggest such proposed engineering change to Seller and Seller and Buyer agree to work with each other in good faith to determine whether such change will be made and if so will work with each other on the implementation of such change. Seller agrees to work with Buyer in good faith to upgrade or alter the Product to changing market requirements. Except as set forth in Section 8.6 below, Seller shall not be required to undertake any engineering change proposed after Black Label Approval unless Seller and Buyer agree on an appropriate allocation of the NRE related to such change.

8.3. Engineering Change Orders. Should Seller materially change, improve, or add any enhancements or updates to the Products at any time, Seller shall provide reasonable prior written notice to Buyer of any such material change, improvement, enhancement or update that affects the form, fit or function of any Product or related product or any changes to Seller's part number for the Product prior to its implementation. Buyer shall respond to the requested changes within *** days or the change will be deemed accepted. Buyer's response time may be reduced by mutual agreement if the change improves safety or reliability.

8.4. Rejection of Change Orders. Buyer shall not unreasonably withhold acceptance of a proposed change; it may however reject a proposed change for good cause, including any requirement to re-qualify or re-license the Product Antenna System with any regulatory body. If Buyer does reject a proposed change, the Parties will discuss in good faith alternatives to such rejection. Upon rejection of any proposed change, Buyer shall be entitled to (i) terminate in whole or in part, any affected Product remaining undelivered under accepted Releases or require delivery by Seller of some or all of such unchanged Product and (ii) place a last-time purchase for the unchanged Product for delivery in amounts requested by Buyer over a ***-month period following such implementation.

*** Confidential treatment requested.

8.5. Unauthorized Changes. If a Seller-engineering change order is implemented without the written approval of Buyer, Seller shall be liable for repair and/or rework of all Product affected, including, but not limited to, product in transit, product in finished goods inventory, and any product located with a reseller or at an end user location.

8.6. Required Changes; Safety Issues. Seller shall concurrently notify Buyer if Seller issues an FAA safety bulletin or similar notice regarding the Product Antenna System. Upon such occurrence, Seller and Buyer agree to work in good faith and devote their most senior engineering and support resources to diagnose and remedy the safety risk. In the event any applicable governmental body requires, pursuant to applicable law, a change to the Product Antenna System to maintain compliance with the safety or similar rules and regulations of such body, Seller (at its expense) will promptly devote the appropriate engineering and support resources to implement the necessary engineering changes to the Product Antenna System to maintain compliance with such governmental authority.

9. LICENSE GRANTS; OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

9.1. Intellectual Property Rights Ownership. As between Buyer and Seller, Seller shall be the exclusive owner of all inventions, technology, designs, works of authorship, mask works, technical information, computer software, and other information conceived, developed or otherwise generated in the performance of this Agreement by Seller. For the avoidance of doubt, Seller shall have no claim to the intellectual property contained in the RF Subsystem Specification of Buyer, which shall remain exclusively owned by Buyer as between Buyer and Seller. Subject to the terms and conditions of this Agreement, Seller grants to Buyer a license to offer to sell and sell the Product directly to its end-use customers.

9.2. Product Software License. Subject to the terms and conditions of this Agreement, Seller grants to Buyer during the term of this Agreement a nonexclusive, nontransferable, royalty-free license to distribute through Buyer's sales channels any Product Software incorporated or embedded in the Products solely as incorporated in firmware format therein, and to permit end users of the Products to use the Product Software solely as incorporated in the Products, subject in each instance to an enforceable end user license with terms and conditions no less protective of Seller's proprietary interests in such Product Software as set forth in this Agreement. To the extent permissible by applicable law, Buyer shall not reverse compile, reverse engineer or otherwise disassemble the Product Software; provided, that Seller will provide a machine readable copy of the object code and source code of such Product for use in Buyer’s integration activities and for maintenance of the Product Antenna System as part of Buyer’s Service. To the extent permissible by applicable law, no rights to copy, prepare derivative works or to publicly perform or display any Product Software are granted to Buyer or end users hereunder. Any rights to or under Seller's Intellectual Property Rights, Seller Technology or Seller Software not expressly granted in this Agreement are expressly reserved. Seller agrees to submit to a mutually agreeable escrow company a complete copy of the source code for all Product Software, which escrow shall be subject to mutually agreeable terms of release based on the requirements of customers of Buyer to have access to such software code in the event Buyer ceases operations and Seller is unwilling or unable to provide support for the Product Antenna System.

9.3. Intellectual Property Markings. Buyer and Seller shall work in good faith on reasonable (i) marking of the Product and accompanying packaging and documentation with a notice reflecting Seller's ownership of the Seller Technology and (ii) provision for Buyer’s own part number label information on each Product.

9.4. Trademarks. Subject to the terms and conditions set forth in the Agreement and solely for the purposes hereof, Buyer will have a non-transferable, non-exclusive license, without right of sublicense, to place the Seller trademarks and logos ("Marks") on documentation and packaging as required. Such Marks shall be prominent and the placement and sizing shall be subject to mutual agreement of the Parties. In no event may Buyer alter or remove any Marks unless such removal is approved in advance in writing by Seller. Except for the right to use the Marks as set forth herein, nothing contained in this Agreement shall be construed to grant Buyer any right, title or interest in or to the Marks. Buyer acknowledges Seller's exclusive ownership of the Marks. Buyer agrees not to take any action inconsistent with such ownership and further agrees to take, at Seller's reasonable expense, any action which Seller reasonably requests to establish and preserve Seller's exclusive rights in and to its Marks. Buyer shall not adopt, use or attempt to register any trademarks or trade names that are confusingly similar to the Marks or in such a way as to create combination marks with the Marks. Buyer shall promptly provide Seller with samples of all materials that use the Marks for Seller's quality control purposes. If, in Seller's reasonable discretion Buyer's use of the Marks does not meet Seller's then-current trademark usage policy, Seller may, at its option, require Buyer to revise such material and re-submit it under this Section prior to shipment, display, or release of further Products or materials bearing or containing such Mark. If requested by Buyer, Seller agrees to display Buyer’s trademarks and logo on the product packaging for the Product Antenna System, and Buyer grants seller a non-transferable, non-exclusive license, without right to sublicense, to place such Buyer trademarks and logos on such packaging.

9.5. Documentation License. Subject to the terms and conditions of this Agreement, Seller hereby grants Buyer, a nonexclusive, nontransferable, worldwide, fully-paid and royalty-free license to use, reproduce, modify, create derivative works based on, support, demonstrate and distribute through single or multiple tiers of distribution all end user documentation, including all subsequent updates or enhancements thereto or replacements therefore, delivered as part of or together with the Products or otherwise provided under this Agreement. Any modifications or derivative works are subject to Seller's technical approval prior to demonstration or distribution.

10. WARRANTY

10.1. Limited Warranty. Seller warrants that all Products (including associated firmware) sold by Seller under the terms of this Agreement, for a period of *** from delivery will be (a) free from defects in workmanship and materials and (b) conform to the Specifications under normal use and service. If any Product or part thereof contains a material defect in materials or workmanship, or otherwise fails to conform to the Specifications, during the warranty period, Seller shall at its expense correct any such defect by repairing such defective Product or part or, at Seller's option, by delivering to Buyer an equivalent Product or part replacing such defective Product or part. Seller shall process warranty claims made pursuant to this Agreement according to the following schedule, commencing from receipt of the applicable component by Seller, (i) deliver a report regarding the warranty claim in a form mutually agreed upon by Buyer and Seller within *** days, (ii) repair the applicable component within *** days, and (iii) if necessary, refurbish the applicable component within *** days. Seller shall waive any expedite charges to Buyer in order to effect earliest reasonable replacement of such defective Products. Seller acknowledges and agrees that the above warranty shall be transferable to customers of Buyer. Seller, in the exercise of its reasonable discretion, shall determine whether a Product has failed to conform to the above warranty, unless such determination is disputed by Buyer. In such case, Buyer and Seller agree to meet and confer in good faith to discuss the appropriate evaluation of such Product, and, if the parties are unable to agree following such meeting, agree to appoint a third party to make the determination as to the cause of the alleged defect. Warranty return shipments shall be the same as the process for shipments of new Products, as set forth elsewhere in this Agreement.

*** Confidential treatment requested.

10.2. Return of Products. Buyer will promptly notify Seller in writing of any nonconforming Product or line replaceable component thereof. Such notification shall include the applicable serial numbers for the Product and/or component thereof and reason for nonconformance. Seller acknowledges and agrees that with respect to Products sold by Buyer to its customers, Seller agrees to accept returns from such customer of Buyer, and, if requested by such customer, cooperate with Buyer or such customer in establishing reasonable protocols for repair and return of the Product in accordance with such customer’s reasonable practices. ***

10.3. Disclaimer. EXCEPT AS EXPRESSLY STATED HEREIN, SELLER MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND WITH RESPECT TO THE PRODUCTS. SELLER DISCLAIMS AND DOES NOT OFFER ANY REPRESENTATION OR WARRANTY THAT PERFORMANCE OR USE OF THE PRODUCTS WILL NOT BE AFFECTED BY OTHER SYSTEMS, EQUIPMENT OR DEVICES OF THAT THE PRODUCTS WILL NOT INTERFERE WITH THE USE OR PERFORMANCE OF OTHER SYSTEMS, EQUIPMENT OR DEVICES. THE FOREGOING WARRANTIES, TERMS OR CONDITIONS ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, TERMS OR CONDITIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OF OTHERWISE, INCLUDING WARRANTIES, TERMS OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. BUYER EXPRESSLY ACKNOWLEDGES THAT SELLER HAS DESIGNED THE PRODUCTS SOLELY TO MEET THE SPECIFICATIONS AND THAT BUYER OR ITS CUSTOMERS SHALL BE RESPONSIBLE FOR TESTING THE PRODUCTS IN ORDER TO DETERMINE THAT THE PRODUCTS WILL NOT RECEIVE INTERFERENCE FROM OTHER SYSTEMS, EQUIPMENT OR DEVICES OR CAUSE INTERFERENCE WITH OTHER SYSTEMS, EQUIPMENT OR DEVICES. THE PRODUCTS ARE NOT WARRANTED AGAINST, AND BUYER SHALL NOT BE LIABLE FOR, INJURIES, DAMAGES OR LOSSES OF ANY KIND SUSTAINED AS A RESULT OF USES FOR WHICH THIS PRODUCT WAS NOT DESIGNED, INTENDED OR TESTED BY BUYER OR THE FAILURE TO USE THE PRODUCTS IN ACCORDANCE WITH ALL INSTRUCTIONS, AND ALL APPLICABLE SAFETY, REGULATORY AND INDUSTRY SAFETY STANDARDS OR THEIR EQUIVALENT.

10.4. Warranty Exclusions. SELLER SHALL NOT BE LIABLE UNDER ANY WARRANTY OR OTHER OBLIGATION IF THE ALLEGED DEFECT IN THE PRODUCT DOES NOT EXIST OR THE DEFECT OR DEFECTIVE PERFORMANCE WAS CAUSED IN WHOLE OR IN PART BY BUYER'S OR ITS CUSTOMERS (OR ANY THIRD PARTY’S) MISUSE, NEGLECT, IMPROPER INSTALLATION OR TESTING, UNAUTHORIZED ATTEMPTS TO REPAIR, OR BY ACCIDENT, FIRE, LIGHTNING OR OTHER HAZARD OUTSIDE SELLER’S CONTROL.

10.5. Warranty Reports. During the Term, upon Buyer’s request, Seller will provide Buyer a report of all warranty claims received by Seller from Buyer and customers of Buyer during the period since the last such report, which report will reasonably identify the applicable Product Antenna System, describe the nature of the failure (or claimed failure) and the corrective action take by Seller to resolve such claim.

*** Confidential treatment requested.

10.6. Latent Defects. In the event more than the Threshold Number (as defined below) of Product Antenna Systems fail under the warranty terms hereof due a common cause or reasonably related causes (or Seller, in its reasonable discretion, determines a failure in less than the Threshold Number of Product Antenna Systems is generally applicable to other Product Antenna Systems), Seller will (i) assign a senior engineering and management team to determine the root cause of such failure (if not previously determined), (ii) work in good faith with Buyer (and, as requested by Buyer, customers of Buyer) to establish a procedure to remedy all affected Product Antenna Systems and (iii), notwithstanding the normal warranty procedures set forth herein, use commercially reasonable efforts to expedite implementation of such remedy on all affected Product Antenna Systems in service and shipped within the previous *** years. As used herein, “Threshold Number” shall mean *** Product Antenna Systems with respect to the Minimum Order Quantity, and thereafter *** percent of the purchased Products inclusive of the Minimum Order Quantity (i.e., the Threshold Number would be *** for the first *** Products purchased pursuant to this Agreement).

10.7. Part Identification. In order to allow warranty coverage for line replaceable components of the Product Antenna System, Seller agrees to establish a part identification and tracking system for such line replaceable units such that Buyer or a customer of Buyer may submit such line replaceable unit for warranty repair without the remainder of the Product Antenna System.

10.8. Spare Part Provisioning. Seller and Buyer agree to work in good faith to establish, as soon as possible after the Effective Date, spare part provisioning recommendations for the Product Antenna Systems (and the line replaceable unit components thereof), and, as necessary, update such recommendations during the Term of this Agreement based on the warranty reports set forth above.

10.9. End of Life. Buyer reserves the right to discontinue manufacturing and providing support for the Products in this Agreement at any time beginning no earlier than *** years after the termination or expiration of the Agreement.

11. INDEMNIFICATION; INSURANCE; LIMITS ON LIABILITY

11.1. Seller’s IP Infringement Indemnity. Seller shall indemnify, defend and hold Buyer and Buyer’s customers that purchase the Product Antenna System (together, the “IP Indemnitee” or “IP Indemnitees” as applicable) harmless from and against any and all liabilities, losses, damages, fees, costs and expenses, including without limitation reasonable attorneys' fees, incurred by the IP Indemnitee resulting from a third Party claim, suit, action or proceeding (a "Claim") alleging that the Product infringes a third Party U.S. patent or copyright or misappropriates any third Party's trade secrets; provided that IP Indemnitee (i) promptly notifies Seller in writing of such Claim; (ii) provides Seller sole control of the defense or settlement of such Claim; and (iii) provides Seller assistance at Seller's request and reasonable expense. Buyer (but no other IP Indemnitee) may participate in the defense or settlement of the Claim at its own expense. If a final injunction is obtained against an IP Indemnitee for sale or use of the Product, or if Seller reasonably believes that such injunction is likely, Seller will, at its option and its expense, either (i) procure for IP Indemnitee the right to continue selling and/or using such Product as is applicable, or the infringing portions of the Seller Technology, or (ii) modify the Product so that it becomes non-infringing. If in Seller's reasonable discretion either of the above is not commercially reasonable, Buyer shall promptly cease selling Products, and Buyer agrees to include in its contracts with its customers a corresponding provision requiring such customers to stop using the Products, as applicable, and Seller shall refund to Buyer an amount equal to the amount paid by Buyer for the infringing Product units (Buyer will transfer the appropriate, corresponding amounts, through to its customer). Seller will have no liability or obligation to indemnify for any claim arising from (i) the combination of the Product with Buyer or third Party materials or intellectual property, unless, and only to the extent that, it is determined by a court of competent jurisdiction that the Product is the infringing element of such Claim; (ii) the modification or translation of the Product or any portion of the Seller Technology; or (iii) any Improvements created by a Party other than Seller.

*** Confidential treatment requested.

11.2 General Indemnities.

(a) Buyer shall indemnify, defend and hold Seller harmless from and against any and all liabilities, losses damages, fees, costs and expenses, including without limitation reasonable attorneys’ fees, incurred by Seller resulting from Buyer’s or Buyer’s customers’ (including any third party end-users of such customers) normal use and service of the Products up to a maximum aggregate amount of twenty million dollars ($20,000,000); provided, however, that Buyer shall not be responsible for indemnifying Seller from and against Claims that the Products contained defects in workmanship and materials, Claims that the Products did not conform to the Specifications under normal use and service, or Claims covered by 11.2(b).

(b) Seller shall indemnify, defend and hold Buyer harmless from and against any and all liabilities, losses, damages, fees, costs and expenses, including without limitation reasonable attorneys’ fees, incurred by Buyer resulting from any personal injury or property damages Claims brought against Buyer in connection with Buyer’s or Buyer’s customers normal use and service of the Products up to a maximum aggregate amount of twenty million dollars ($20,000,000).

11.3 Intentionally omitted.

11.4 Entire Liability. This Section 11 states the entire liability and obligations of each Party and the exclusive remedy of each Party with respect to any alleged Intellectual Property Rights infringement or misappropriation by the Product, or any other breach of this Agreement.

11.5 Limitation of Liability. EXCEPT FOR EACH PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER AND LIABILITY ARISING FROM DEATH OR PERSONAL INJURY CAUSED BY NEGLIGENCE, IN NO EVENT, WHETHER BASED IN CONTRACT OR TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES OF ANY KIND OR FOR LOSS OF PROFITS OR REVENUE OR LOSS OF BUSINESS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH THEREOF, WHETHER OR NOT THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

IN ADDITION, IN NO EVENT SHALL EITHER PARTY’S LIABILITY TO THE OTHER HEREUNDER EXCEED THE AMOUNTS PAID (WITH RESPECT TO SELLER’S LIABILITY) AND OWED (WITH RESPECT TO BUYER’S LIABILITY) FOR THE PRODUCTS IN QUESTION.

A CAUSE OF ACTION FOR RECOVERY FOR AN ALLEGED BREACH UNDER THIS AGREEMENT MUST BE MADE WITHIN TWELVE (12) MONTHS AFTER DISCOVERY OF THE BASIS OF THE ALLEGED BREACH. Each Party acknowledges and agrees that the foregoing limitations on liability are essential elements of the basis of the bargain between the Parties and that in the absence of such limitations the material and economic terms of this Agreement would be substantially different.

12. CONFIDENTIALITY

12.1. Confidential Information. Information that is transmitted by one Party to the other in connection with the performance or implementation of this Agreement and, if in written form, is marked "confidential" or with a similar legend by the disclosing Party before being furnished to the other, or if disclosed orally or visually is identified as such prior to disclosure and summarized, in writing, by the disclosing Party to the receiving Party within *** days thereof shall be deemed to be confidential information of the disclosing Party. Each Party agrees that it shall use the same degree of care and means that it utilizes to protect its own information of a similar nature, but in any event not less than reasonable care and means, to prevent the unauthorized use or the disclosure of such confidential information to third parties. The confidential information may be disclosed only to employees, contractors or representatives of a recipient with a "need to know" who are instructed and agree not to disclose the confidential information and not to use the confidential information for any purpose, except as set forth herein. Recipient shall have appropriate written agreements (or obligations under law) with any such employees, contractors or representatives sufficient to allow the recipient to comply with the provisions of this Agreement. Each of the Parties further agrees to make no use of such confidential information except as expressly permitted by this Agreement. Notwithstanding the foregoing, the Parties acknowledge and agree that certain confidential information of each Party will be required to be disclosed to applicable governmental agencies in order to obtain the right and license to use the Product for its intended use. Each Party acknowledges and agrees that such submissions of a Party’s confidential information are permitted hereunder; provided, that, (i) the disclosing Party must reasonably believe the applicable information is required to be disclosed pursuant to the requirements of such governmental organization, and, (ii) if available, the disclosing Party will request from such governmental organization that such information remain confidential for the maximum period of time available under the rules and regulations of such governmental organization.

12.2. Exceptions. The confidential information of a Party shall not include and the foregoing obligation shall not apply to data or information which: (i) was in the public domain at the time it was disclosed or falls within the public domain, except through the fault of the receiving Party; (ii) was known to the receiving Party at the time of disclosure without an obligation of confidentiality; (iii) was disclosed after written approval of the disclosing Party; (iv) becomes known to the receiving Party from a third party source unrelated to the disclosing Party without any obligation of confidentiality; (v) is furnished to a third Party by the disclosing Party without an obligation of confidentiality; or (vi) was independently developed by the receiving Party without the benefit of confidential information received from the disclosing Party. Nothing in this Agreement shall prevent the receiving Party from disclosing confidential information to the extent the receiving Party is legally compelled to do so by any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the receiving Party shall (a) assert the confidential nature of the confidential information to the agency; (b) immediately notify the disclosing Party in writing of the agency's order or request to disclose; and (c) cooperate fully with the disclosing Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

*** Confidential treatment requested.

12.3. Return of Documentation and Confidential Information. Upon any termination of this Agreement, each Party shall immediately return to the other Party all documentation, confidential information and any other tangible items in its possession or under its control evidencing the know-how of the other Party.

13. TERM AND TERMINATION

13.1. Term. This Agreement shall commence on the Effective Date and shall continue for ten (10) years thereafter (the “Initial Term”), unless (i) otherwise specified herein, (ii) unless there have been no orders for Products pursuant to this Agreement for a period of twelve (12) months after the end of the Exclusivity Period, or (iii) unless terminated sooner under the provisions set forth herein. Thereafter, this Agreement shall automatically be renewed for successive one (1) year terms (each a “Renewal Term” and collectively with the Initial Term, the “Term”), unless one Party requests in writing at least *** days prior to the expiration of the then current term that this Agreement not be so renewed.

13.2. Termination For Cause. Either Party shall have the right to terminate this Agreement for cause as a result of:

13.2.1. The failure of the other Party to perform any material term or condition of this Agreement and to remedy such failure within *** days after written notice of such failure given by the non-defaulting Party; or

13.2.2. The filing by or against the other Party of a petition for liquidation under the U.S. Bankruptcy Code or corresponding laws or procedures of any applicable jurisdiction; or

13.2.3. The filing by or against the other Party of any other proceeding concerning bankruptcy, insolvency, dissolution, cessation of operations, or the like by the other Party. If such proceeding is involuntary and is contested in good faith, this Agreement shall terminate only after the passage of one hundred twenty (120) days without the dismissal of such proceedings; or

13.2.4. The voluntary or involuntary execution upon; the assignment or conveyance to a liquidating agent, trustee, mortgages or assignee of whatever description; or the making of any judicial levy against a substantial percentage of the other Party's assets, for the benefit of its creditors; or

13.2.5. The appointment of a receiver, keeper, liquidator or custodian of whatever sort of description, for all or a substantial portion of the other Party's assets; or

13.2.6. The termination, dissolution, insolvency or failure in business of the other Party, the distribution of a substantial portion of its assets, or its cessation to continue all or substantially all of its business affairs related to the activities under this Agreement.

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13.3. Payment. The termination or expiration of this Agreement shall in no way relieve either Party from its obligations to pay the other any sums accrued hereunder prior to such termination or expiration. In addition, in the event Buyer terminates this Agreement without cause or Seller terminates this Agreement for cause, Buyer shall pay Seller (i) all outstanding and undisputed invoices for Products already delivered and accepted by Buyer, (ii) an amount equal to the purchase price per Product Antenna System for the number of Product Antenna Systems constituting the Minimum Order Quantity minus the number of Product Antenna Systems ordered and paid for by Buyer prior to the date of termination and (iii), to the extent not included in (i) or (ii) above, the costs for items in the process of manufacture, inspection, or test based on the state of completion of such items by Seller and according to the cancellation procedures set forth in Section 3.5.

13.4. Survival. Sections 5, 7, 8, 9, 10, 11, 12, and 14 shall survive any termination or expiration of the Agreement.

14. GENERAL

14.1. Federal Acquisition Regulations. In furnishing the Products hereunder, Seller agrees to comply with all applicable Federal Acquisition Regulations and related laws, rules, regulations and executive orders in connection with its activities under this Agreement, including, without limitation, the following FAR clauses: 52.222-26 - Equal Opportunity, 52.222-35 - Affirmative Action for Special Disabled and Vietnam Era Veterans and 52.222-36 - Affirmative Action for Handicapped Workers. The Product is a "commercial item," as that term is defined at 48 C.F.R. 2.101 (Oct 1995), as such terms are used in 48 C.F.R. 12.212 (Sep 1995) and will be provided to the U.S. Government only as a commercial end item. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (Jun 1995), all U.S. Government end users acquire the Product Software incorporated in the Product with only those rights set forth herein.

14.2. Insurance. Seller represents and warrants that during the Term and for a period of *** months after the last purchase by a customer of Products from Seller, it (or its parent company Smiths Group plc) will obtain and maintain, at its expense, product liability and aircraft grounding insurance covering Products to the extent any damages that are caused by normal operation and use of such Products. The insurance will be in an amount not less than *** per occurrence and not less than *** in the annual aggregate, will have no deductibles, will have a waiver of subrogation provision, and will contain such exclusions and be issued by such insurers as Buyer shall approve in writing, such approval not to be unreasonably withheld. The insurance will be occurrence-based (as opposed to claims made), will include Buyer as a named insured without liability for premiums, and will provide for at least *** days' prior written notice to Buyer of cancellation or non-renewal and of any material change in the coverage. On execution of this Agreement and on each anniversary of the date of this Agreement (including the ***-month period following termination of the license), and at any time on request by Buyer, Seller will furnish Buyer with certificates issued by the insurer or by a licensed insurance broker confirming that insurance coverage required by this Agreement is maintained and in full force and effect.

14.3. Publicity. Neither party shall disclose to the general public, advertise, or publish the existence or the terms or conditions of this Agreement, financial or otherwise, without the prior written consent of the other.

*** Confidential treatment requested.

14.4. Relationship of The Parties. Each of the Parties shall at all times during the term of this Agreement act as, and shall represent itself to be, an independent contractor, and not an agent or employee of the other.

14.5. Entire Agreement. This Agreement and Exhibits hereto are intended as the complete, final and exclusive statement of the terms of the agreement between the Parties regarding the subject matter hereof and supersedes any and all other prior or contemporaneous agreements or understandings, whether written or oral, between them relating to the subject matter hereof. This Agreement may not be modified except in writing executed by both Parties. The terms and conditions of this Agreement shall prevail notwithstanding any conflict with the terms and conditions of any purchase order, acknowledgment or other instrument submitted by Buyer or Seller.

14.6. Force Majeure. Neither Party shall be liable to the other for any alleged loss or damages resulting from failure to perform due to acts of God, natural disasters, acts of civil or military authority, government priorities, fire, floods, epidemics, quarantine, energy crises, war or riots. Each Party shall promptly notify the other Party of such event. If Seller is unable to deliver in accordance with agreed delivery schedule, Buyer may either (i) extend the time of performance and, with Seller’s consent, make an equitable adjustment to the price to reflect the diminished value of the Products to Buyer (including taking into account penalties from customers of Buyer for failure to deliver units on schedule), or (ii) if (i) is not reasonably available, cancel the uncompleted portion of the purchase order at no cost to Buyer.

14.7. Notices. Except for purchase orders and acknowledgments which may be sent by normal carrier, all notices and communications hereunder are required to be sent to the address or facsimile number stated below (or such other address or facsimile number as subsequently notified in writing to the other Party): (i) by facsimile with confirmation of transmission, (ii) personal same or next day delivery or (iii) sent by commercial overnight courier with written verification of delivery. All notices so given shall be deemed given upon the earlier of receipt or three (3) days after dispatch. Any notices sent to Buyer and/or Seller hereunder should be sent to:

Row 44 Inc.	TECOM Industries, Inc.
31280 Oak Crest Drive	375 Conejo Ridge Ave.
Westlake Village, CA 91361	Thousand Oaks, CA 91361

Attn: ***	Attn: ***
Telephone No. ***	Telephone No. ***
Facsimile No. ***	Facsimile No. ***

14.8. Waiver. A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity, except as expressly limited by this Agreement.

*** Confidential treatment requested.

14.9. Severability. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired.

14.10. Press Release. Neither Party shall issue any press release announcing this transaction without the consent of the other Party.

14.11. Assignment. Neither Party may assign or transfer this Agreement, whether in whole or part, or any of its rights or obligations under this Agreement without the prior written consent of the other, except that either Party may transfer all its rights and obligations to a successor in interest upon a merger, reorganization, change of control, acquisition or sale of all or substantially all its assets. Any attempted assignment without such written consent shall be null and void.

14.12. Photocopy Of Original. Neither Party shall object to the use of a photocopy of the original of this Agreement for the purpose of making any required or allowed public filings.

14.13. Disclaimer of Third Party Beneficiaries. Other than with respect to (a) the transferable Product warranties for commercial airline customers of Buyer and (b) indemnification that runs expressly to customers of the Buyer, this Agreement is for the benefit of the parties to the Agreement and is not for the benefit of any third party.

14.14. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL DISPUTES HEREUNDER SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT ITS CONFLICT OF LAW RULES. THE PARTIES HEREBY AGREE THAT THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR LOS ANGELES COUNTY AND/OR THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA SHALL HAVE JURISDICTION AND VENUE OVER ANY CONTROVERSIES, PROCEEDINGS, OR DISPUTES IN CONNECTION WITH THIS AGREEMENT. THE PARTIES EXCLUDE IN ITS ENTIRETY THE APPLICATION TO THIS AGREEMENT OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

14.15. Attorney’s Fees. In any action to enforce this Agreement, the prevailing Party shall be awarded all arbitration costs or courts costs and reasonable attorneys' fees incurred, including such costs and attorneys' fees incurred in enforcing and collecting any judgment.

14.16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14.17. Choice of Language. The original of this Agreement has been written in English and the governing language of this Agreement shall be English.

14.18. ***

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14.19. Hiring. Except as may be limited by applicable law, during the term of this Agreement and for a period of *** year thereafter, each Party agrees not to solicit for employment or hire any technical or professional employees of the other Party assigned to work on this Agreement or any resultant contract without the prior written consent of the other Party. This paragraph does not restrict in any way the right of either Party to solicit generally in the media for required personnel, and hiring personnel (not assigned to work on this Agreement or related contracts) pursuant to public solicitation shall not constitute a breach of this paragraph. Furthermore, this paragraph does not restrict employees of either Party from pursuing on their own initiative, employment opportunities with the other Party.

14.20. Representations and Warranties of the Parties. Each party to this Agreement represents and warrants to the other that by signing this Agreement and performing the obligations contemplated hereunder, it is not breaching any existing contract or agreement with, or obligation to, any third party. Buyer further represents and acknowledges that Buyer’s entry into this Agreement is not attributable to, and Seller did not, induce or influence Buyer to breach any existing contract or agreement with, or obligation to, any third party.

(Remainder of Page Left Blank; Signature Page Follows)

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

TECOM Industries Inc.		Row 44, Inc.

By:	/s/ Robert J. McFall	By:	/s/ John Guidon
Name: Robert J. McFall		Name: John Guidon
Title: Director of Contracts		Title: C.E.O.

By:	/s/ Arsen Melconian
Name: Arsen Melconian
Title: President

(Signature Page to OEM Purchase and Development Agreement)

Exhibit A-1

***

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Exhibit A-2

Product Antenna System Specifications

Exhibit B

Statement of Work

***

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Exhibit C

Black Label Approval

This is the path for Black Label certification:

***

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Exhibit D

***

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FIRST AMENDMENT TO
OEM PURCHASE AND DEVELOPMENT AGREEMENT BETWEEN

TECOM Industries, Inc.

And

Row 44, Inc.

          THIS FIRST AMENDMENT TO OEM PURCHASE AND DEVELOPMENT AGREEMENT (this “First Amendment”) is entered into as of December 19, 2011 between TECOM Industries, Inc. (“Seller” or “TECOM”), a California corporation located at 375 Conejo Ridge Avenue, Thousand Oaks, California 91361, and Row 44, Inc. (“Buyer” or “Row 44”), a Delaware corporation located at 4353 Park Terrace Drive, Westlake Village, California 91361 (hereinafter, each a “Party” and collectively, the “Parties”) and amends that certain OEM Purchase and Development Agreement (the “Original Agreement” and together with the First Amendment, the “Agreement”). This First Amendment modifies the Original Agreement only as expressly stated below. Except as modified by this First Amendment, all of the terms and conditions contained in the Original Agreement are and will remain in full force and effect. Capitalized terms used but not defined in this First Amendment will have the same meanings as defined for such terms in the Original Agreement. In the event of any conflict of terms, this First Amendment will solely and exclusively control.

RECITALS

A.          On or about October 12, 2009, TECOM and Row 44 entered into the Original Agreement relating to the development and purchase of Product Antenna Systems.

B.          Pursuant to Section 4.1 of the Original Agreement, Row 44 granted to TECOM a purchase money security interest in the Products, any other materials that TECOM furnishes, and all proceeds of the foregoing.

C.          Certain disputes have since arisen between TECOM and Row 44 regarding the performance of the Original Agreement, including disputes regarding (i) non-payment by Row 44 for Product delivered by TECOM to Row 44, and (ii) ***. As of November 26, 2011, all outstanding amounts due and owing from Row 44 to TECOM is *** (not including interest for late payments) (the “Outstanding Amount”).

*** Confidential treatment requested.

D.          Without any admission of fault or liability whatsoever, the Parties enter into this First Amendment to settle certain disputes that have arisen between the Parties and to amend the terms of the Original Agreement by this First Amendment.

AGREEMENT

1.          Row 44 Outstanding Amount Payments to TECOM. Row 44 shall make payments to TECOM for *** according to the following terms and schedule:

1.1          Row 44 shall make a payment to TECOM in the amount of ***, by no later than 2:00 p.m. Pacific Standard Time, on the Effective Date. This payment shall be made by wire transfer to the following account:

Account name: TECOM Industries, Inc.

Bank Name: JP Morgan Chase Bank

City/State: New York, NY

Account Number: ***

Routing Number: ***

1.2          ***

1.3          ***

1.4          ***

i.          ***

ii.         ***

iii.        ***

iv.        ***

v.         ***

vi.        ***

vii.       ***

viii.      ***

ix.        ***

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1.5          Any payment of any amount due on the Outstanding Amount pursuant to the terms hereof not made within *** business days after it is due shall be considered a material breach of this Agreement and shall bear interest at a rate equal to *** percent (***) per month or the highest rate permitted by applicable law, whichever is less, on the unpaid amounts from time to time outstanding from the date on which portions of such amounts became due and owing until payment thereof in full. In addition, if any payment of any amount due on the Outstanding Amount pursuant to the terms hereof is not made when due, then any and all amounts due and owing under this First Amendment or the Original Agreement shall become immediately due and payable if not cured within the ***-business-day period, and TECOM shall have the right to cease shipment of any Products ordered by Row 44 as of such due date, to reject any additional orders of Products made by Row 44 after such due date (without breach by TECOM of any of its obligations, including without limitation to ship and deliver Products on a timely basis), and to pursue all other rights and remedies TECOM may have under the Agreement or otherwise. This clause shall be a non-exclusive remedy for TECOM.

1.6          Row 44’s payment obligations, and TECOM’s rights with respect to those obligations, shall survive notwithstanding the expiration or termination of the Agreement and irrespective of the Parties’ performance or non-performance of the Agreement.

2.          Credit Limits. ***

3.          Interest. If Row 44 timely makes all payments described in Sections 1.1, 1.2, 1.3, 1.4 above and Section 4 below when due or within *** business days after it is due, then TECOM agrees to waive its entitlement to all interest accrued on the Outstanding Amount. For the avoidance of doubt, the waiver contemplated by this Section shall be of no force and effect unless and until Row 44 timely makes all such payments. Should Row 44 fail to timely make any of such payments, all interest accrued on the Outstanding Amount (as calculated from the date on which the Outstanding Amount (or portion thereof) originally became due and owing) will immediately become due and payable to TECOM and interest on the Outstanding Amount will continue to accrue at the rate set forth in Section 5.2 of the Original Agreement until payment thereof in full. In addition, if TECOM, by judgment, agreement or otherwise, is required to disgorge any payments described in Sections 1.1, 1.2, 1.3, 1.4 above and Section 4 below, pursuant to actions under chapter 5 of title 11 of the United States Code or other applicable law, then the payments shall be deemed to have not been made pursuant to this First Agreement, the waiver shall be of no force and effect, and TECOM shall have retained its rights to pursue interest accrued on the Outstanding Amount as set forth herein.

4.          Invoices Going Forward. For all shipments and deliveries on or after November 26, 2011, invoices shall be due and payable in accordance with Section 5.1 of the Agreement provided, however, that, if *** and within the applicable payment period, the entire amount due for such Product Antenna System shall be payable on the later of (i) *** days after *** during such *** day period) and (ii) the payment period set forth in the Agreement.

5.          Security Interest.

5.1          Section 4.1 of the Original Agreement is hereby amended and restated as follows, provided, however, that, if and when the Outstanding Amount is paid in full, the amended and restated provision set forth immediately below shall immediately revert to the language of Section 4.1 set forth in the Original Agreement:

*** Confidential treatment requested.

“4.1 Delivery Point. All shipments shall be F.O.B. origin (Seller’s U.S. shipping dock), and Buyer shall be responsible for all shipping costs (Buyer shall select the applicable carrier). Title and risk of loss shall pass to Buyer upon Seller’s tender of delivery to the common carrier or Buyer’s designee. In order to secure payment of *** of each invoiced amount owing by Buyer to Seller, from time to time, whether under this Agreement or under separate purchase orders or otherwise in each case arising after the Effective Date of the First Amendment hereto (the “Secured Obligations”) and subject to the terms of the Intercreditor Agreement (as defined below), Seller will have, and Buyer hereby grants to Seller, a purchase money security interest in (i) all of Buyer’s right, title and interest in the Products relating to such invoices (in each case, wherever located, and whether or not existing or hereafter arising), and all proceeds of the foregoing (everything in this subsection (i), the “Products Collateral”), (ii) all of Buyer’s right, title and interest in all accounts and other rights to payment generated by the sale, transfer, or other disposition of the Products Collateral, and all proceeds and products thereof and accessions thereto (wherever located, and whether now existing or hereafter arising ) (everything in this subsection (ii), the “Accounts Receivable”), and (iii) all of Buyer’s right, title, and interest in the deposit account described in the lockbox agreement to be established pursuant to Section 5.2 of the First Amendment (the “Lockbox Account”), and all proceeds and products thereof and accessions thereto (wherever located, and whether now existing or hereafter arising), to the extent that Seller is entitled thereto pursuant to the Intercreditor Agreement (everything in this subsection (iii), the “Lockbox Funds”). Everything upon which Seller has a lien pursuant to this Section is referred to herein as the “Collateral”. Buyer will execute and deliver to Seller any documentation required to perfect and/or maintain Seller’s security interest, including reasonably acceptable account control agreements and/or lockbox agreements. Buyer hereby authorizes Seller to sign and file any such documentation on its behalf or to file such documentation without its signature and to provide such notice to the holders of conflicting security interests as may be necessary to establish the priority of such lien. The security interest granted pursuant to this Section 4.1 is subject to the Intercreditor Agreement, dated as of [__________], (the “Intercreditor Agreement”) among Buyer, Seller and PAR Investment Partners, L.P., as collateral agent (the “Collateral Agent”). Seller hereby agrees that it shall have no Lien securing amounts due to Seller and accruing prior to the date of this First Amendment, and hereby releases any lien or security interest under the Original Agreement to the extent securing any such amounts.”.

5.2          Until such time as the Outstanding Amount is paid in full by Row 44, TECOM hereby agrees that, pursuant to the Intercreditor Agreement and a Lockbox Agreement implementing the Lockbox Account described above, the Collateral Agent and TECOM will agree to waterfall, intercreditor and lockbox arrangements satisfactory to the Collateral Agent and TECOM in their sole discretion.

*** Confidential treatment requested.

5.3          ***

5.4          Row 44 shall not settle or compromise any dispute with any end user regarding an Account Receivable without the prior written consent of TECOM and, should the Parties not agree on a settlement amount or other course of action with respect to any such dispute, Row 44 shall permit TECOM, in its reasonable discretion, to direct any litigation or negotiation with respect to such dispute and to resolve any dispute by settlement or otherwise, with all such monies realized upon any such litigation, settlement or other resolution to be deposited into the Lockbox Account.

6.          Shipments. As of the Effective Date, TECOM will immediately recommence the shipment and delivery of all ordered Products in the usual course of business and consistent with the Agreement. Row 44 shall ship all Products to end users within *** days of receipt of such Products by Row 44 from TECOM unless otherwise notified in writing by Row 44 to TECOM and agreed to in advance by TECOM (such agreement not to be unreasonably withheld or delayed).

7.          Financial and Customer Information. ***

8.          Release.

8.1          Release by Row 44. Row 44, on behalf of itself and its past, present and future affiliates, and their respective employees, officers, directors, managers, equityholders, advisors, consultants, representatives, agents, heirs, predecessors, successors and assigns (collectively, the “Row 44 Releasing Parties”), hereby, knowingly and voluntarily, forever settles, waives, releases and discharges with prejudice TECOM and its past, present and future affiliates including, without limitation all direct and indirect parents that hold a *** or more interest in TECOM and subsidiaries in which TECOM holds a *** or more interest, and their respective past, present and future employees, officers, directors, managers, equityholders, advisors, consultants, representatives, agents, heirs, predecessors, successors and assigns (collectively, the “TECOM Released Parties”) from any and all claims, rights, causes of action, protests, suits, disputes, orders, obligations, debts, demands, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys’ fees), or damages of any kind, whether known or unknown, suspected or unsuspected, accrued or not accrued, foreseen or unforeseen, or mature or unmature, arising by any means, including, without limitation, subrogation, assignment, reimbursement, operation of law or otherwise, *** under the Agreement at any time prior to the Effective Date (collectively, “ Row 44 Claims”); provided however, that a Row 44 Claim shall not include, and the Release set forth in this Section 8.1 and Section 9 below shall not apply in any way to any claim for warranty under Section 10.1 of the Agreement with respect to any Product shipped or delivered under the Agreement at any time prior to the Effective Date.

*** Confidential treatment requested.

8.2          Release by TECOM. TECOM, on behalf of itself and its past, present and future affiliates, and their respective employees, officers, directors, managers, equityholders, advisors, consultants, representatives, agents, heirs, predecessors, successors and assigns (collectively, the “TECOM Releasing Parties”), hereby, knowingly and voluntarily, forever settles, waives, releases and discharges with prejudice Row 44 and its past, present and future affiliates and subsidiaries and their respective past, present and future employees, officers, directors, managers, equityholders, advisors, consultants, representatives, agents, heirs, predecessors, successors and assigns (collectively, the “Row 44 Released Parties”) from any and all claims, rights, causes of action, protests, suits, disputes, orders, obligations, debts, demands, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys’ fees), or damages of any kind, whether known or unknown, suspected or unsuspected, accrued or not accrued, foreseen or unforeseen, or mature or unmature, arising by any means, including, without limitation, subrogation, assignment, reimbursement, operation of law or otherwise, arising with respect to Row 44’s failure to make timely payments under the Agreement at any time prior to the Effective Date (collectively, “TECOM Claims”); provided however, that a TECOM Claim shall not include (i) any claim for payment by Row 44 of any amount due under the Agreement (as amended hereby), (ii) any claim for misappropriation, theft or similar such causes of action that relate to any intellectual owned by TECOM, licensed by TECOM or in which TECOM has any other such rights and (iii) any willful, reckless or grossly negligent conduct.

8.3          The Row 44 Claims and TECOM Claims (collectively and respectively, “Claims” for purposes of the remainder of this Section 8) released pursuant to Section 8.1 and Section 8.2, respectively, include, without limitation, Claims for breach of contract, tort or personal injury of any sort, whether intentional or negligent, including, without limitation, Claims for the negligence of any or all of the TECOM Released Parties and Row 44 Released Parties (collectively and respectively, “Released Parties” for purposes of the remainder of this Section 8); Claims under any federal, state or local statute, regulation, or rule, in equity or at common law. The Parties intend the release in Section 8.1 and Section 8.2 to be general and comprehensive in nature and to release all Claims and potential Claims covered by the release to the maximum extent permitted by law. Each Party acknowledges that such Party may discover facts different from, or in addition to, those such Party now knows or believes to be true with respect to the release and such Party agrees that the release shall be and remain in effect in all respects as a complete and general release as to all matters released, notwithstanding any different or additional facts.

8.4          Row 44 acknowledges that (i) the revised payment schedule, the waiver of interest by TECOM set forth in Section 2 and the other direct and indirect benefits afforded Row 44 by continuing the Agreement as amended by this First Amendment provide more than adequate consideration for the release and (ii) the release is valid, fair, adequate and reasonable. TECOM acknowledges that (a) the revised TAT and Spare Pool terms set forth in this First Amendment and the other direct and indirect benefits afforded TECOM by continuing the Agreement as amended by this First Amendment provide more than adequate consideration for the release and (b) the release is valid, fair, adequate and reasonable.

8.5          Each Party, on behalf of itself and its respective TECOM Releasing Parties and Row 44 Releasing Parties (collectively and respectively, “Releasing Parties” for purposes of the remainder of this Section 8), hereby expressly agrees not to, at any time, sue, protest, initiate, institute or assist in instituting any proceeding, grievance, suit or investigation before any court or other governmental authority related to any Claim released pursuant to the release in Section 8.1, the release in Section 8.2 or otherwise assert any Claim released pursuant to such release against any of the Released Parties. Each Party hereby represents and warrants that it has not sold, assigned, pledged, transferred or otherwise disposed of, in whole or in part, any right, title, interest, security interest, or claim in, to, or with respect to, any Claim such Party or any of its respective Releasing Parties currently has, or has had in the past, against any such respective Released Party.

8.6          Each Party agrees, on behalf of itself and its respective Releasing Parties, to indemnify and hold harmless each of the Released Parties from and against all Claims arising out of any Claim released pursuant to the release.

9.          Waiver of Rights (If Any) Under Section 1542 of the California Civil Code. In connection with the releases, settlements, waivers, discharges and covenants set forth in this First Amendment, each Party acknowledges that it has been advised by legal counsel (or has had the opportunity to consult with legal counsel and has chosen not to do so), and that it is familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Each Party, on behalf of itself and each other of its respective Releasing Parties, hereby expressly waives and relinquishes (and hereby agrees to cause each other Releasing Party to expressly waive and relinquish) any and all rights that it may have under Section 1542 of the California Civil Code as well as any and all similar rights, rules, regulations, and provisions of the laws of other states and other jurisdictions of the United States and other countries. Each Party understands, acknowledges and agrees that this First Amendment will act as a waiver and release of all future claims that may arise from the released Claims, whether such claims are currently known, unknown, foreseen, unforeseen, suspected or unsuspected, and agrees that the release is intended to and shall constitute a full, complete, absolute and general release of all such claims. Each Party represents and warrants that the effect and import of the provisions of Section 1542 has been fully explained to it by its counsel and it expressly acknowledges its understanding of the same. Nothing in this Section 9 or the inclusion of this Section 9 in this First Amendment shall be deemed or construed to limit the provisions of Section 12.6 or to constitute an admission of the applicability of Section 1542 of the California Civil Code, or any other provision of the laws of the State of California, to this First Amendment or to its formation, existence, validity, enforceability, performance, interpretation, breach, or termination.

10.          Additional Definitions; Turn Around Time; Spare Pool.

10.1          Additional Definitions: Section 1 of the Original Agreement is hereby amended to add the following definitions:

“Product Antenna System Component” means any of the SAA, ACU, HPT and RF Cable Set.

“SAA” or “Antenna Assembly” means the satellite antenna assembly portion of the Product Antenna System.

“HPT” means the high powered transceiver portion of the Product Antenna System.

“ACU” means the antenna control unit portion of the Product Antenna System.

“RF Cable Set” means the RF cables set portion of the Product Antenna System.

10.2          Section 10.1 of the Original Agreement is hereby amended and restated as follows:

“Limited Warranty. Seller warrants that all Products (including associated firmware) sold by Seller under the terms of this Agreement, for a period of *** from delivery will be (a) free from defects in workmanship and materials and (b) conform to the Specifications under normal use and service. If any Product or part thereof contains a material defect in materials or workmanship, or otherwise fails to conform to the Specifications, during the warranty period, Seller shall at its expense correct any such defect by repairing such defective Product or part or, at Seller's option, by delivering to Buyer an equivalent Product or part replacing such defective Product or part. Seller shall process warranty claims made pursuant to this Agreement according to the following schedule, commencing from receipt of the applicable component by Seller, (i) deliver a report regarding the warranty claim in a form mutually agreed upon by Buyer and Seller within *** days, (ii) repair the applicable component within *** days, and (iii) if necessary, refurbish the applicable component within *** days (collectively, the foregoing periods shall be referred to as the “TAT Metric”). Notwithstanding the foregoing, in the event Seller encounters a novel failure mode of a Product Antenna System Component not previously seen by Seller with respect to such Product Antenna System Component, Seller may include in the report to be delivered to Buyer pursuant to the previous sentence, a notice regarding such failure mode, a description of why such failure model is novel, the steps taken to date to evaluate such product and the expected continuing failure analysis tests. In such event, Buyer shall in good faith reasonably extend the applicable TAT Metric with respect to repair and refurbishment set forth above by up to an additional *** days without implicating the TAT Metric Failure terms set forth in the Agreement, provided, that, Seller exercises all deliberate speed and diligence to continue the failure analysis testing, provides detailed reports to Buyer at least every *** business days regarding progress taken since the previous report and completes the repair of such product within such agreed upon extended TAT Metric time period. In addition to the provisions set forth in Section 10.1A, Seller shall waive any expedite charges to Buyer in order to effect earliest reasonable replacement of such defective Products. Seller acknowledges and agrees that the above warranty shall be transferable to customers of Buyer. Seller, in the exercise of its reasonable discretion, shall determine whether a Product has failed to conform to the above warranty, unless such determination is disputed by Buyer. In such case, Buyer and Seller agree to meet and confer in good faith to discuss the appropriate evaluation of such Product, and, if the parties are unable to agree following such meeting, agree to appoint a third party to make the determination as to the cause of the alleged defect. Warranty return shipments shall be the same as the process for shipments of new Products, as set forth elsewhere in this Agreement.”

*** Confidential treatment requested.

10.3          The Original Agreement is hereby amended to add a new Section 10.1A, entitled “TAT Metric Failure” following Section 10.1 therein and stating as follows:

Section 10.1A TAT Metric Failure.

In the event Seller is unable to meet the TAT Metric with respect to any Product Antenna System Components returned to Seller during the applicable warranty period, the warranty period set forth in Section 10.1 above shall be extended for such component based on the table below, including, without limitation, the issuance of a replacement unit for such returned Product Antenna System Component:

Days in excess of TAT Metric	Additional Warranty Period
***	*** months

***	*** months

***	*** months

***	*** months

In the event a Product Antenna System Component is returned to Seller for repair for the same or similar cause three times, Seller shall provide Buyer a replacement of the applicable major subassembly part of such Product Antenna System Component as determined by Seller in its reasonable discretion.

For the avoidance of doubt, Section 10.1A shall not apply to RMA of HPTAs returned units until the current backlog of RMA is reduced to ***.

*** Confidential treatment requested.

10.4          Spare Pool. The Original Agreement is hereby amended to add a new Section 10.8A, entitled “Spare Pool” following Section 10.8 therein and stating as follows:

Section 10.8A Spare Pool. The build plan provides the capability to create a safety stock for each unit type by the end of January 2012. This plan also allows for RMA repairs at anticipated return rates of *** units per month for SAAs and ACUs. Any returned RF cables will be immediately replaced with new cables as necessary. The build plan will allow for a total of at least the following numbers of units in advance of production:

ACUs	***
SSAs	***
Cable Sets	***
HPTAs	***

11.          Deviations/*** Affirmative Obligation.

11.1          As of the Effective Date, the Parties acknowledge and agree that (i) the Product Antenna System is subject to the provisions of Section ***, of the Original Agreement with respect to *** and (ii) numerous deviations from specification, and associated commitments regarding correcting such deviations, have been agreed to by the Parties. Seller affirmatively commits to (a) continue to perform on its obligations pursuant to Section *** of the Original Agreement with respect to the *** currently in process, and (b) continue to perform on all deviations from specification previously agreed to by Parties.

11.2          Buyer’s exclusive remedy for any claims by Buyer against Seller under the Agreement with respect to *** shall be the procedure set forth in Section ***.

11.3          Buyer expressly recognizes and agrees that, as of the Effective Date, Seller has satisfied all of its obligations under Section *** of the Original Agreement and Buyer has no claim with respect to Seller’s performance or compliance thereunder.

12.          Miscellaneous.

12.1          Confirmation. Except as amended hereby, the Agreement remains in full force and effect in accordance with its existing terms. All references to the Agreement shall mean the Agreement as modified by this First Amendment.

12.2          Counterparts; Faxes. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This First Amendment may also be executed via facsimile, which shall be deemed an original.

12.3          Titles and Subtitles. The titles and subtitles used in this First Amendment are used for convenience only and are not to be considered in construing or interpreting this First Amendment.

*** Confidential treatment requested.

12.4          Severability. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

12.5          Entire Agreement. This First Amendment, together with the Agreement, including the Exhibits thereto, constitute the entire agreement between the Parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

12.6          Governing Law. This First Amendment shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the State of California, except its conflict of law rules.

13.          Effective Date. This First Amendment shall be effective on the date on which the last of the items (11.1) through (11.4) set forth below is satisfied, as determined by TECOM (or waived in writing by TECOM) (the “Effective Date”), provided, however, that if the Effective Date does not occur on or before December 23, 2011, then this First Amendment shall automatically be null and void and of no force and effect. No obligation of TECOM under this First Amendment shall be operative or binding unless and until the occurrence of the Effective Date.

13.1          Lockbox Agreement. A Lockbox Agreement by and among Buyer, TECOM, the Collateral Agent and the depository financial institution effectuating the Lockbox Account contemplated by Section 5.1 and the necessary cash flow mechanisms contemplated by Section 5.2 has been executed by all necessary parties and is in effect.

13.2          Intercreditor Agreement. An intercreditor agreement by and among TECOM and the Collateral Agent and acknowledged by Buyer setting forth TECOM’s first priority lien rights in the Collateral and effectuating the necessary cash flow mechanisms contemplated by Section 5.2 has been executed by all necessary parties and is in effect.

13.3          Acknowledgments by End Users. *** and *** have each received the notice contemplated by Section 5.3.

13.4          Payment. Buyer has paid all sums due on the Effective Date pursuant to Sections 1.1, 1.2 and 1.3 of this First Amendment.

*** Confidential treatment requested.

          IN WITNESS WHEREOF, the Parties have executed this First Amendment or caused their duly authorized officers to execute this Amendment as of the date first above written.

TECOM Industries, Inc.		Row 44, Inc.

By:	/s/ Arsen Melconian	By:	/s/ John W. LaValle
Name:	Arsen Melconian	Name:	John W. LaValle
Title:	President	Title:	COO, CFO

AMENDMENT TO THE FIRST AMENDMENT TO
OEM PURCHASE AND DEVELOPMENT AGREEMENT BETWEEN

TECOM Industries, Inc.

And

Row 44, Inc.

          THIS AMENDMENT NO. 1 TO THE FIRST AMENDMENT TO OEM PURCHASE AND DEVELOPMENT AGREEMENT (this “Amendment No. 1”) is entered into as of December 23, 2011 between TECOM Industries, Inc. (“Seller” or “TECOM”), a California corporation located at 375 Conejo Ridge Avenue, Thousand Oaks, California 91361, and Row 44, Inc. (“Buyer” or “Row 44”), a Delaware corporation located at 4353 Park Terrace Drive, Westlake Village, California 91361 (hereinafter, each a “Party” and collectively, the “Parties”) and amends that certain First Amendment to OEM Purchase and Development Agreement (the “First Amendment), which amended that certain OEM Purchase and Development Agreement (the “Original Agreement” and together with the First Amendment and Amendment No. 1, the “Agreement”). This Amendment No. 1 modifies the First Amendment only as expressly stated below. Except as modified by this Amendment No. 1, all of the terms and conditions contained in the First Amendment are and will remain in full force and effect. Capitalized terms used but not defined in this Amendment No. 1 will have the same meanings as defined for such terms in the First Amendment. In the event of any conflict of terms, this Amendment No. 1 will solely and exclusively control.

AGREEMENT

1.          Deadline for Lockbox Agreement. If the Lockbox Agreement by and among Buyer, TECOM, the Collateral Agent and the depository financial institution effectuating the Lockbox Account contemplated by Section 5.1 of the First Amendment and the necessary cash flow mechanisms contemplated by Section 5.2 of the First Amendment has not been executed by all necessary parties and in effect within *** Business Days of the date of this Amendment No. 1, then Buyer shall be deemed to have committed a material breach of the Agreement and TECOM shall have the right to cease shipment of any Products ordered by Row 44 as of such due date, to reject any additional orders of Products made by Row 44 after such due date (without breach by TECOM of any of its obligations, including without limitation to ship and deliver Products on a timely basis), and to pursue all other rights and remedies TECOM may have under the Agreement or otherwise. This clause shall be a non-exclusive remedy for TECOM.

*** Confidential treatment requested.

2.          Section 5.1 of the First Amendment is hereby amended by adding “(or any successor account)” to the quote of Section 4.1 after “deposit account” in (iii), and by adding “or other blocked account” after the defined term “Lockbox Account”.

3.          Section 5.3 of the First Amendment is hereby amended by adding the following language at the end of the paragraph: “provided, however, that until the Lockbox Account is in place, Row 44 shall refer in such notice to the Blocked Account referenced in the Intercreditor Agreement, and provided further, however, that if and when the Lockbox Account is in place, Row 44 shall send another notice that supersedes the previous notice and refers to the Lockbox Account.”

4.          Amendment of Lockbox Condition to Effectiveness of First Amendment. Section 13.1 of the First Amendment is hereby amended and restated as follows: “A Blocked Account Agreement by and among Buyer, the Collateral Agent and the depository financial institution effectuating the blocked account arrangement contemplated by the Intercreditor Agreement has been executed by all necessary parties and is in effect.”

5.          Miscellaneous.

5.1          Confirmation. Except as amended hereby, the First Amendment remains in full force and effect in accordance with its existing terms.

5.2          Counterparts; Faxes. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment No. 1 may also be executed via facsimile, which shall be deemed an original.

5.3          Titles and Subtitles. The titles and subtitles used in this Amendment No. 1 are used for convenience only and are not to be considered in construing or interpreting this Amendment No.1.

5.4          Entire Agreement. This Amendment No. 1, together with the Agreement, including the Exhibits thereto, constitute the entire agreement between the Parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

5.5          Governing Law. This Amendment shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the State of California, except its conflict of law rules.

6.          Effective Date. This Amendment No. 1 shall be effective upon execution.

// Remainder of page intentionally left blank

          IN WITNESS WHEREOF, the Parties have executed this First Amendment or caused their duly authorized officers to execute this Amendment as of the date first above written.

TECOM Industries, Inc.		Row 44, Inc.

By:	/s/ Arsen Melconian	By:	/s/ John LaValle
Name:	Arsen Melconian	Name:	John LaValle
Title:	President	Title:	CEO

AMENDMENT NO. 2 TO THE FIRST AMENDMENT TO
OEM PURCHASE AND DEVELOPMENT AGREEMENT BETWEEN

TECOM Industries, Inc.

And

Row 44, Inc.

          THIS AMENDMENT NO. 2 TO THE FIRST AMENDMENT TO OEM PURCHASE AND DEVELOPMENT AGREEMENT (this “Amendment No. 2”) is entered into as of January 6, 2012 between TECOM Industries, Inc. (“TECOM”), a California corporation located at 375 Conejo Ridge Avenue, Thousand Oaks, California 91361, and Row 44, Inc. (“Row 44”), a Delaware corporation located at 4353 Park Terrace Drive, Westlake Village, California 91361 (hereinafter, each a “Party” and collectively, the “Parties”) and amends that certain First Amendment to OEM Purchase and Development Agreement (as amended by Amendment No. 1 to the First Amendment to OEM Purchase and Development Agreement (“Amendment No. 1”), the “First Amendment”), which amended that certain OEM Purchase and Development Agreement (together with the First Amendment, Amendment No. 1, and Amendment No. 2, the “Agreement”). This Amendment No. 2 modifies the First Amendment only as expressly stated below. Except as modified by Amendment No. 1 and this Amendment No. 2, all of the terms and conditions contained in the First Amendment are and will remain in full force and effect. Capitalized terms used but not defined in this Amendment No. 2 will have the same meanings as defined for such terms in the First Amendment. In the event of any conflict of terms, this Amendment No. 2 will solely and exclusively control.

AGREEMENT

1.          Section 2 of the First Amendment is hereby amended and restated as follows:

***

2.          Miscellaneous.

2.1          Confirmation. Except as amended hereby, the First Amendment remains in full force and effect in accordance with its existing terms.

2.2          Counterparts; Faxes. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment No. 2 may also be executed via facsimile, which shall be deemed an original.

*** Confidential treatment requested.

2.3          Titles and Subtitles. The titles and subtitles used in this Amendment No. 2 are used for convenience only and are not to be considered in construing or interpreting this Amendment No. 2.

2.4          Entire Agreement. This Amendment No. 2, together with the Agreement, including the Exhibits thereto, constitute the entire agreement between the Parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

2.5          Governing Law. This Amendment shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the State of California, except its conflict of law rules.

3.	Effective Date. This Amendment No. 2 shall be effective upon execution.

          IN WITNESS WHEREOF, the Parties have executed this First Amendment or caused their duly authorized officers to execute this Amendment as of the date first above written.

TECOM Industries, Inc.		Row 44, Inc.

By:	/s/ Arsen Melconian	By:	/s/ John LaValle
Name:	Arsen Melconian	Name:	John LaValle
Title:	President	Title:	CEO

AMENDMENT NO. 3 TO THE FIRST AMENDMENT TO
OEM PURCHASE AND DEVELOPMENT AGREEMENT BETWEEN

TECOM Industries, Inc.

And

Row 44, Inc.

          THIS AMENDMENT NO. 3 TO THE FIRST AMENDMENT TO OEM PURCHASE AND DEVELOPMENT AGREEMENT (this “Amendment No. 3”) is entered into as of January 18, 2012 between TECOM Industries, Inc. (“TECOM”), a California corporation located at 375 Conejo Ridge Avenue, Thousand Oaks, California 91361, and Row 44, Inc. (“Row 44”), a Delaware corporation located at 4353 Park Terrace Drive, Westlake Village, California 91361 (hereinafter, each a “Party” and collectively, the “Parties”) and amends that certain First Amendment to OEM Purchase and Development Agreement (as amended by Amendment No. 1 and Amendment No. 2 to the First Amendment to OEM Purchase and Development Agreement (“Amendment No. 1” and “Amendment No. 2,” respectively), the “First Amendment”), which amended that certain OEM Purchase and Development Agreement (together with the First Amendment, Amendment No. 1, Amendment No. 2 and Amendment No. 3, the “Agreement”). This Amendment No. 3 modifies the First Amendment and Amendment No. 1 only as expressly stated below. Except as modified by Amendment No. 1, Amendment No. 2 and this Amendment No. 3, all of the terms and conditions contained in the First Amendment are and will remain in full force and effect. Capitalized terms used but not defined in this Amendment No. 3 will have the same meanings as defined for such terms in the First Amendment. In the event of any conflict of terms, this Amendment No. 3 will solely and exclusively control.

AGREEMENT

1.          Section 5.1 of the First Amendment is hereby amended by adding “and/or escrow account” to the quote of Section 4.1 after “deposit account”.

2.          Section 13 of the First Amendment is hereby amended by replacing “items (11.1) through (11.4)” with “items (13.1) through (13.4)”.

3.          Miscellaneous.

3.1          Confirmation. Except as amended hereby, the First Amendment remains in full force and effect in accordance with its existing terms.

3.2          Counterparts; Faxes. This Amendment No. 3 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment No. 3 may also be executed via facsimile, which shall be deemed an original.

3.3          Titles and Subtitles. The titles and subtitles used in this Amendment No. 3 are used for convenience only and are not to be considered in construing or interpreting this Amendment No. 3.

3.4          Entire Agreement. This Amendment No. 3, together with the Agreement, including the Exhibits thereto, constitutes the entire agreement between the Parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

3.5          Governing Law. This Amendment shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the State of California, except its conflict of law rules.

4.          Effective Date. This Amendment No. 3 shall be effective upon execution.

[Signature Page to Follow]

          IN WITNESS WHEREOF, the Parties have executed this First Amendment or caused their duly authorized officers to execute this Amendment as of the date first above written.

TECOM Industries, Inc.		Row 44, Inc.

By:	/s/ Arsen Melconian	By:	/s/ John LaValle
Name:	Arsen Melconian	Name:	John LaValle
Title:	President	Title:	CEO